Exhibit 4.1

SECOND AMENDMENT

TO

CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (“this Second Amendment”) is made and entered into as of the 22nd day of February, 2019, by and among:

(i)        FERROGLOBE PLC, a public limited company organized under the laws of England and Wales with a registered address at 5 Fleet Place, London EC4M 7RD, United Kingdom and registered number 09425113 (the “Borrower”);

(ii)        the LENDERS SIGNATORIES hereto (each a “Lender” and, collectively, the “Lenders”); and

(iii)      PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent (in such capacity, the “Administrative Agent”).

Recitals:

A.         The Borrower, the guarantors party thereto, the Administrative Agent, the Lenders, and certain other parties are the parties to that certain Credit Agreement dated as of February 27, 2018 (as amended by the First Amendment to Credit Agreement, dated as of October 31, 2018, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

B.         The Borrower has requested that the aggregate amount of the Revolving Credit Commitments be reduced from $250,000,000 to $200,000,000.

C.         The Borrower, for itself and on behalf of the other Loan Parties, has requested that the Administrative Agent, with the consent of the Required Lenders and on behalf of the Lenders, agree to amend certain other provisions of the Credit Agreement.

D.         Subject to the terms and conditions of this Second Amendment, the Lenders have agreed to grant such requests.

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and of the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1.         Amendments to the Credit Agreement.  Subject to the terms, conditions and limitations of this Second Amendment, including, without limitation, Section 2, below, the Credit Agreement is hereby amended as follows:

(A)       The following sentence is hereby added to the end of the definition of “Collateral Document” in Section 1.1 [Certain Definitions] of the Credit Agreement:

Notwithstanding anything to the contrary in the immediately preceding sentence, each Free-Cash Hypothecation Agreement shall be deemed to be a “Collateral Document” for all purposes under this Agreement and the other Loan Documents.

(B)       The following new defined terms and definitions thereof are hereby added to Section 1.1 [Certain Definitions] of the Credit Agreement in the appropriate alphabetical order:

Cash-Only Liquidity shall mean, at any time, the Dollar Equivalent aggregate amount of Free Cash that at such time is credited to all Controlled Accounts.  With respect to a Controlled Account that is a Deposit Account, only collected funds credited thereto shall be included in Cash-Only Liquidity; and with respect to Free Cash in a Controlled Account that is a Securities Account, the amount thereof on any date shall be the Dollar Equivalent fair market value (as determined in good faith by the Borrower) of Permitted Investments credited thereto as of such date, if such date is the last day of a fiscal month of the Borrower or, if not, the fiscal month most recently ended.

Controlled Account shall mean a Deposit Account or Securities Account (or, as to each such term, an equivalent account otherwise named under the applicable Laws of a jurisdiction other than the United States) owned by a Loan Party or a Specified Cash Pledgor that is (a) subject to a perfected Lien in favor of the Administrative Agent (including Deposit Accounts or Securities Accounts in England which are subject to a floating charge) securing the Obligations pursuant to, as applicable, (i) with respect to a Loan Party, the Security Agreement to which such Loan Party is a party and (ii) with respect to a Specified Cash Pledgor, a Free-Cash Hypothecation Agreement and (b) free and clear of all other Liens (other than any Lien of the type set forth in clause (c)(ii) of the definition of “Permitted Liens”); provided that, for a period of ninety (90) days following the Second Amendment Effective Date, or such later date approved in writing by the Administrative Agent in its sole discretion that is not more than ten (10) Business Days after such 90th day (such 90-day period, as it may so be extended by the Administrative Agent, the “Account Grace Period”),

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each Deposit Account listed on Schedule 1.1(C) (each a “Liquidity Account”) shall be deemed to be a Controlled Account notwithstanding that the requirements of clauses (a) and (b) above have not been satisfied with respect thereto; and provided,  further, that if the requirements of clauses (a) and (b) above have not been satisfied with respect any such Liquidity Account on or before the last day of the Account Grace Period, then, effective at the opening of business of the immediately following Business Day, such Liquidity Account shall cease to be a Controlled Account and the property credited thereto shall cease to be included in the computation of Cash-Only Liquidity, in each case unless and until the requirements of clauses (a) and (b) above have been satisfied with respect to such Liquidity Account.

Free-Cash Hypothecation Agreement shall mean, collectively, a pledge and security agreement and related filings and other perfection documents, in each case in form and substance reasonably satisfactory to the Administrative Agent (which shall include such representations, warranties, covenants and events of default as the Administrative Agent may reasonably determine), pursuant to which a Specified Cash Pledgor grants to the Administrative Agent a perfected Lien in its Liquidity Accounts and all Cash and investment property (as defined in the US Security Agreement or equivalent property otherwise named under the applicable Laws of a jurisdiction other than the United States) credited thereto and proceeds thereof; provided that, if the Laws of the jurisdiction that governs any such pledge and security agreement require, as a condition to the efficacy of the grant of a Lien thereunder, that the Specified Cash Pledgor party thereto have its own independent obligation to be secured thereby, such pledge and security agreement shall include a guaranty of the Obligations by such Specified Cash Pledgor, the Administrative Agent’s recourse under which shall, however, be limited to the property encumbered thereby.

Interim Net Secured Leverage Ratio shall mean, as of any date of determination, the ratio of (a) an amount equal to (i) Consolidated Secured Indebtedness on such date (but excluding obligations of the type described in clause (d) of the definition of Indebtedness, unless such obligations are due and payable on such date), plus (ii) the Securitization Amount on such date, and minus (iii) Free Cash on such date to (b) Consolidated EBITDA for the four fiscal quarter period then ending (or if such date is not a fiscal quarter-end, most recently ended for which financial statements are available).

Liquidity Account shall have the meaning specified in the definition of the defined term “Controlled Account” and shall include, if applicable, other Deposit Accounts and Securities Accounts of a Specified Cash Pledgor that is specified by the Borrower and approved in writing by the Administrative Agent for inclusion in the computation of Cash-Only Liquidity.

Second Amendment Effective Date shall mean the “Second Amendment Effective Date” as defined in that certain Second Amendment to Credit Agreement, dated as of February 22, 2019, among the Borrower, the Lenders party thereto and the Administrative Agent for itself and on behalf of the Lenders.

Securities Account shall mean a “securities account” as defined in Article 9 of the UCC.

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Specified Cash Pledgor shall mean, as of the Second Amendment Effective Date, each of QSIP Canada ULC, an unlimited liability company organized and existing under the laws of Quebec, Silicon Smelters (Pty) Limited, a corporation organized and existing under the laws of South Africa, and FerroAtlantica del Cinca S.L., a limited liability company organized and existing under the laws of Spain, and each other Subsidiary that, with the written consent of the Administrative Agent, thereafter becomes the grantor under a Free-Cash Hypothecation Agreement.

(C)       Clause (e) of Section 7.2 [Each Loan or Letter of Credit] of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(e)        if at such time the aggregate of the Revolving Credit Commitments exceeds $200,000,000, with respect to the making of any Loans or the issuance of any Letter of Credit when the Revolving Facility Usage is in excess of $200,000,000, or with respect to the making of any Loans or the issuance of any Letter of Credit that, after giving effect thereto, would cause the Revolving Facility Usage to exceed $200,000,000, the Borrower shall have certified that (i) the condition under Section 4.01(b)(i)(B) of the 2022 Indenture (or equivalent provision in any refinancing thereof) is met with respect to the Revolving Facility Usage, as it would be increased by such proposed Loans or Letter of Credit or (ii) that such condition contained in the 2022 Indenture, or any refinancing thereof, is no longer in effect; and

(D)       Clause (iii) of subsection (h) of Section 8.2.5 [Restricted Payments] of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(iii)       after giving pro forma effect to such Restricted Payment, the Net Secured Leverage Ratio does not exceed 2.00 to 1.00, and

(E)       Section 8.2.12 [Reserved] of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

8.2.12  Interim Additional Financial Covenants.

(a)        Minimum Cash-Only Liquidity.  The Loan Parties shall not at any time during the period commencing on the Second Amendment Effective Date through and including March 31, 2020 permit Cash-Only Liquidity to be less than the greater of (a) $150,000,000 and (b) the Revolving Facility Usage at such time.

(b)        Maximum Interim Net Secured Leverage Ratio.  The Loan Parties shall not permit the Interim Net Secured Leverage Ratio, as of the end of any fiscal quarter ending on or after March 31, 2019 through and including the fiscal quarter ending March 31, 2020, to exceed 2.75 to 1.00.

(F)        Section 8.2.16 [Maximum Net Total Leverage Ratio] of the Credit Agreement is

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hereby amended and restated in its entirety to provide as follows:

8.2.16  Maximum Net Total Leverage Ratio.  The Loan Parties shall not permit the Net Total Leverage Ratio to exceed (a) as of the end of any fiscal quarter ending on or after December 31, 2017 through and including the fiscal quarter ending December 31, 2018, 3.50 to 1.00 and (b) as of the end of any fiscal quarter ending on or after June 30, 2020, 3.00 to 1.00.

(G)       Section 9.1.3 [Reserved] of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

9.1.3    Default under Free-Cash Hypothecation Agreement.  An “Event of Default” (or equivalent term in a language other than English) shall occur under and pursuant to any Free-Cash Hypothecation Agreement;

(H)       The following sentence is hereby added to the end of Section 10.10 [Authorization to Release Collateral and Guarantors] of the Credit Agreement:

Without limiting the generality of the foregoing provisions of this Section 10.10, so long as no Potential Default or Event of Default shall then exist, the Lenders hereby authorize and instruct the Administrative Agent, at the expense of the Borrower, to release and terminate each of the Free-Cash Hypothecation Agreements (including related filings, if any) promptly following the Borrower’s delivery of the financial statements and Compliance Certificate required by, respectively, Section 8.1.1 [Quarterly Financial Statements] and Section 8.1.3 [Certificates of the Borrower] for its fiscal quarter ending March 31, 2020.

(I)        Part 1 of Schedule 1.1(B) of the Credit Agreement [Commitments of Lenders and Addresses for Notices] is hereby amended, restated and replaced by the Amended and Restated Part 1 to Schedule 1.1(B) attached as Annex I hereto; and any references in the Credit Agreement or other Loan Documents to Revolving Credit Commitments in an aggregate principal amount of $250,000,000 shall be deemed modified to an aggregate principal amount of $200,000,000.

(J)        The schedule in the form of Annex II hereto is hereby added to the Credit Agreement as a new Schedule 1.1(C) [Liquidity Accounts] thereof.

2.         Second Amendment Effective Date; Conditions Precedent; Certifications.

(A)       Conditions Precedent.  The amendments provided for in Section 1, above, shall not be effective unless and until the Borrower has satisfied all of the following conditions precedent (the date

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on which such effectiveness occurs being the “Second Amendment Effective Date”):

(i)         The Borrower, on behalf of the Loan Parties, the Required Lenders and the Administrative Agent, on behalf of the Lenders, shall have executed and delivered this Second Amendment;

(ii)        The Administrative Agent shall have received a certificate of the Borrower signed by an Authorized Officer, dated the Second Amendment Effective Date stating that (a) the representations and warranties of the Loan Parties contained in the Credit Agreement are true and correct in all material respects as though made on and as of such date, unless expressly made as of a prior date (in which case such representations and warranties shall have been true and correct in all material respects as of such prior date); provided that any representation and warranty that is qualified as to materiality, “Material Adverse Change” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects as of such respective dates; (b) no event or condition has occurred and is continuing that constitutes an Event of Default or Potential Default; and (c) since the Closing Date, no Material Adverse Change has occurred;

(iii)      The Administrative Agent shall have received a certificate dated the Second Amendment Effective Date and signed by the Secretary or an Assistant Secretary (or, in each case, equivalent officer otherwise named) of the Borrower, certifying as appropriate as to: (a) all action taken by the Borrower in connection with this Second Amendment (including copies of signed resolutions to the extent customary under local Law); (b) the names of the Authorized Officers authorized to sign this Second Amendment and their true signatures; and (c) copies of the Borrower’s organizational documents as in effect on the Second Amendment Effective Date certified by the appropriate public official of the jurisdiction where the Borrower is organized (or a certification by such Secretary or Assistant Secretary that such organizational documents previously delivered to the

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Administrative Agent pursuant to the Credit Agreement  on the Closing Date remain in full force and effect without any amendment or modification), together with certificates from the appropriate public officials as to the continued existence and good standing (or equivalent term otherwise named, where applicable or customary in the relevant jurisdiction) of the Borrower in each jurisdiction where the Borrower is organized or qualified to do business;

(iv)       The Borrower shall have executed and delivered to the Administrative Agent, for delivery to the Lenders, amended and restated Notes reflecting the decreased Commitments provided for hereby;

(v)        The Borrower shall have paid to the Administrative Agent, in immediately available funds, for the ratable benefit of each Lender that executes and delivers this Second Amendment to the Administrative Agent on or before the date and time specified therefor by the Administrative Agent, an amendment fee in an amount, as to each such Lender, equal to one-fourth percent (0.25%) of such Lender’s Revolving Credit Commitment (after giving effect to the reduction thereof effected by this Second Amendment);

(vi)       Each Guarantor shall have executed and delivered the Confirmation of Guaranty in the form of Annex III attached hereto; and

(vii)      All legal matters incident to this Second Amendment and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Squire Patton Boggs (US) LLP, Cleveland, Ohio, special counsel to the Administrative Agent (the “Special Counsel”).

(B)       Effectiveness.  Upon the satisfaction of the foregoing conditions and the effectiveness of this Second Amendment, the Administrative Agent shall advise the Borrower and the Lenders of the date on which the Second Amendment Effective Date occurs.  Notwithstanding the foregoing, if the Second Amendment Effective Date has not occurred on or before March 8, 2019, this Second

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Amendment shall not become effective and shall be deemed of no further force and effect.

3.         No Other Modifications.  Except as expressly provided in this Second Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.

4.         Confirmation of Obligations.  The Borrower hereby confirms that the Borrower is indebted to the Lenders for the outstanding Loans and Letter of Credit Obligations, and that the Borrower and each Guarantor are also obligated to the Lenders in respect of other Obligations as set forth in the Credit Agreement and the other Loan Documents to which each is a party.  The Borrower further acknowledges and agrees that as of the date hereof, to its knowledge after due inquiry, it has no claim, defense or set-off right against any Lender, the Administrative Agent, or any Issuing Lender of any nature whatsoever, whether sounding in tort, contract or otherwise, and has no claim, defense or set-off of any nature whatsoever to the enforcement by any Lender, the Administrative Agent, or any Issuing Lender of the full amount of the Loans and other Obligations of the Loan Parties under the Credit Agreement and the other Loan Documents.

5.         Administrative Agent’s Expense.  The Borrower agrees to reimburse the Administrative Agent promptly for its reasonable invoiced out-of-pocket costs and expenses incurred in connection with this Second Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of the Special Counsel.

6.         Governing Law; Binding Effect.

(A)      This Second Amendment shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles.

(B)      The provisions of this Second Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

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7.         Counterparts.  This Second Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Second Amendment, or any certificate delivered hereunder, by telecopy or e‑mail shall be effective as delivery of a manually executed counterpart of this Second Amendment.  Upon request of the Administrative Agent, any party delivering by facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Second Amendment.

8.         Miscellaneous.

(A)       Upon the effectiveness of this Second Amendment, this Second Amendment shall be a Loan Document.

(B)       The provisions of this Second Amendment are intended to be severable.  If any provision of this Second Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(C)       Section headings herein are included for convenience and shall not affect the interpretation of this Second Amendment.

9.         Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECOND AMENDMENT OR

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ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECOND AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[No additional provisions are on this page; the page next following is a signature page.]

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IN WITNESS WHEREOF, the Borrower (for itself and on behalf of the other Loan Parties) and, pursuant to the written consent of the Required Lenders evidenced by their execution and delivery hereof, the Administrative Agent (for itself and on behalf of all Lenders as provided in Section 11.1 [Modifications, Amendments or Waivers] of the Credit Agreement) have hereunto set their hands as of the date first above written.

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BORROWER

FERROGLOBE PLC

	By:	/s/ Pedro Larrea Paguaga

	Name:	Pedro Larrea Paguaga

	Title:	CEO

[Ferroglobe Second Amendment Signature Page]

ADMINISTRATIVE AGENT, ISSUING LENDERS AND LENDERS

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Spanish Security Agent, UK Security
Trustee, Issuing Lender, Swing Loan Lender and a Lender

By:	/s/ Mahir J. Desai

Name:	Mahir J. Desai

Title:	Vice President

CITIZENS BANK, N.A. (Successor by Merger to CITIZENS BANK OF PENNSYLVANIA), as Issuing
Lender for Existing Letters of Credit and a Lender

By:	/s/ A. Paul Dawley

Name:	A. Paul Dawley

Title:	Senior Vice President

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Joshua Hovermale

Name:	Joshua Hovermale

Title:	Director

[Ferroglobe Second Amendment Signature Page]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Timothy Ramijanc

Name:	Timothy Ramijanc

Title:	Duly Authorized Signatory

CAIXABANK, S.A., as a Lender

By:	/s/ Enrique Antón and Lucía Fondo

Name:	Enrique Antón and Lucía Fondo

Title:	Corporate and Institutional Banking - Caixabank

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Jamie Minieri

Name:	Jamie Minieri

Title:	Authorized Signatory

[Ferroglobe Second Amendment Signature Page]

Annex I

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Amended and Restated Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share

Name: PNC Bank, National Association Address: 300 Fifth Avenue, 10th Floor Pittsburgh, PA 15222 Attention: Mahir J. Desai Telephone: (412)762-4866 Telecopy: (412) 705-3232	$59,200,000.00	29.600%

Name: Citizens Bank, N.A. (Successor by Merger to Citizens Bank of Pennsylvania) Address:525 William Penn Place, PW 2625 Pittsburgh, PA 15219 Attention: Laura Ferraz Telephone: (412) 867-4519 Telecopy: (855) 457-1554	$52,000,000.00	26.000%

Name: BMO Harris Bank N.A. Address: 115 South LaSalle Street, 25th Floor Chicago, IL 60603 Attention: Patrick Hartweger Telephone: (312) 461-8379 Telecopy: (312) 293-4327	$52,000,000.00	26.000%

Name: Capital One, National Association Address: 299 Park Avenue, 23rd Floor New York, NY 10171 Attention: Michael Sullivan Telephone: (646) 836-5456 Telecopy: (__) ___-______	$20,000,000.00	10.000%

Name: CaixaBank, S.A. Address: Av. Diagonal 615, pl. 5 08028 Barcelona, Spain Attention: Syndicated Loans Department Telephone: 34- 93-404-41-39 Telecopy: 34-93-404-64-66	$16,000,000.00	8.000%

Name: Goldman Sachs Lending Partners LLC Address: 200 West Street, New York, NY 10282-2198 Attention: Eduardo Acosta______________ Telephone: (972) 368-0273 Telecopy: (__) ___-______	$ 800,000.00	0.400%

Total	$200,000,000.00	100.000%

Annex II

SCHEDULE 1.1(C)

LIQUIDITY ACCOUNTS

Holder	Holder Jurisdiction	Bank	Account Number
QSIP Canada ULC	Canada	Bank of America, N.A., Canada Branch	50230200
QSIP Canada ULC	Canada	Bank of America, N.A., Canada Branch	50230804
QSIP Canada ULC	Canada	Bank of America, N.A., Canada Branch	50230101
Silicon Smelters (Pty) Limited	South Africa	Investec Bank Limited	1300201936502
Silicon Smelters (Pty) Limited	South Africa	Investec Bank Limited	1300201936501
Silicon Smelters (Pty) Limited	South Africa	Standard Bank of South Africa	0000030106761
Silicon Smelters (Pty) Limited	South Africa	Standard Bank of South Africa	00000000090369742
Silicon Smelters (Pty) Limited	South Africa	Standard Bank of South Africa	00000000090369750
FerroAtlantica del Cinca S.L.	Spain	Abanca	ES9501318801912722004716
FerroAtlantica del Cinca S.L.	Spain	BBVA	ES3501823994030010063373
FerroAtlantica del Cinca S.L.	Spain	Bankia	ES3820380654302000004128
FerroAtlantica del Cinca S.L.	Spain	Bankia	ES5420380654376000079021

FerroAtlantica del Cinca S.L.	Spain	Bankinter	ES1601289444180100053395
FerroAtlantica del Cinca S.L.	Spain	Bankinter	ES4701289444110140000981
FerroAtlantica del Cinca S.L.	Spain	Bankinter	ES8701289444100100123416
FerroAtlantica del Cinca S.L.	Spain	Banque National du Paris	ES6401490101140250935020
FerroAtlantica del Cinca S.L.	Spain	Banque National du Paris	ES7201490101130250935022
FerroAtlantica del Cinca S.L.	Spain	Caixabank	ES0200000000000000000000
FerroAtlantica del Cinca S.L.	Spain	Caixabank	ES0221002931970200307110
FerroAtlantica del Cinca S.L.	Spain	Caixabank	ES1921002931957200342748
FerroAtlantica del Cinca S.L.	Spain	Caixabank	ES9321002931940200548313
FerroAtlantica del Cinca S.L.	Spain	Banco de Santander	ES4200301518020001387271
FerroAtlantica del Cinca S.L.	Spain	Banco de Santander	ES4600301518020200063278

Annex III

Confirmation of Guarantors

Each of the undersigned Guarantors hereby acknowledges receipt of the terms of the Second Amendment to Credit Agreement of even date herewith among Ferroglobe PLC, the lenders party thereto and PNC Bank, National Association, as the administrative agent (the “Second Amendment”). Each of the undersigned Guarantors hereby confirms that, notwithstanding the effectiveness of the Second Amendment, the Guaranty Agreement remains the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantors have hereunto set their hands as of the __ day of February 2019.

GUARANTORS

GLOBE SPECIALTY METALS, INC.

By:	/s/ Paul Lojek

Name:	Paul Lojek

Title:	President

GRUPO FERROATLÁNTICA S.A.U

By:	/s/ Oscar Robles Alvarez

Name:	Oscar Robles Alvarez

Title:	Deputy CFO

FERROATLÁNTICA S.A.U.

By:	/s/ Oscar Robles Alvarez

Name:	Oscar Robles Alvarez

Title:	Deputy CFO

FERROPEM, S.A.S.

By:	/s/ Pedro Larrea Paguaga

Name:	Pedro Larrea Paguaga

Title:	President

ALABAMA SAND AND GRAVEL, INC., a Delaware corporation
GLOBE METALLURGICAL INC., a Delaware corporation
ALDEN RESOURCES LLC, a Delaware limited liability company
ARL RESOURCES, LLC, a Delaware limited liability company
ARL SERVICES, LLC, a Delaware limited liability company
ALDEN SALES CORP, LLC, a Delaware limited liability company
CORE METALS GROUP HOLDINGS LLC, a Delaware limited liability company
CORE METALS GROUP LLC, a Delaware limited liability company
METALLURGICAL PROCESS MATERIALS, LLC, a Delaware limited liability company
TENNESSEE ALLOYS COMPANY, LLC, a Delaware limited liability company
GSM SALES, INC., a Delaware corporation
NORCHEM, INC., a Florida corporation
GATLIFF SERVICES, LLC, a Delaware limited liability company

By:	/s/ Brian D’Amico

Name:	Brian D’Amico

Title:	Vice President Secretary